                                                                    Exhibit 3.1



                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                         MORTGAGE BANKERS HOLDING CORP.

WE THE UNDERSIGNED, Timothy B. Smail, Kevin P. Maloney, being respectively the treasurer and president of Mortgage Bankers Holding Corp. hereby certify:

     1. A Certificate of amendment of the certificate of incorporation of said corporation was filed November 15, 1996 under the name Mortgage Bankers Holding Corp.

     2.  The name of the corporation is National Institute Companies of America

     3. The certificate of incorporation is amended to read as follows: The name of the corporation is National Institute Companies of America, Inc. (NICA).

     4.  The amendment was authorized in the following manner:

By resolution of the Board of Directors of Mortgage Bankers Holding Corp, dated January 5th, 2000, ratified, signed, and accepted unanimously by consent of the Board of Directors Timothy E. Smail, Treasurer and Kevin P. Maloney, President.

IN WITNESS WHEREOF, we have signed this certificate on the 5th day of January 2000, we affirm the statements contained therein as true under penalties of perjury.


                                              /s/ Timothy E. Smail
                                              ---------------------------------
                                              Timothy E. Smail, Treasurer


                                              /s/ Kevin P. Maloney
                                              ----------------------------------
                                              Kevin P. Maloney, President

                         MORTGAGE BANKERS HOLDING CORP.
             RESOLUTION AS AN AMENDMENT TO ARTICLE OF INCORPORATION
                        DATED JANUARY 5,2000 AUTHORIZING
                       NAME. SYMBOL AND CUSIP CHANGE FROM
                     MORTGAGE BANKERS HOLDING CORP. (MBHC)
            TO NATIONAL INSTITUTE COMPANIES OF AMERICA, INC. (NICA)


                  WHEREAS, the Corporation desires to change the Company name from Mortgage Bankers Holding Corp. (MBHC) to National Institute Companies of America, Inc. (NICA), the Stock Symbol from MBHC to NICA and change the CUSIP
Number:

                  NOW, THEREFORE, it is hereby:

                  RESOLVED, that the new Company name is National Institute Companies of America, the new Stock Symbol will be NICA and a new CUSIP will be issued.

                  FURTHER RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized and directed to complete, execute and deliver, for and on behalf of the Corporation, all documents and instruments required or necessary to undertake and complete the terms and conditions of this resolution in accordance with the terms and provisions of this resolution, and to do or take, or cause to be done or taken, all other acts and actions required or necessary to undertake and complete this resolution in accordance with the terms and provisions of this.

                  IN WITNESS WHEREOF, this resolution is hereby ratified and accepted by the Board of Directors of the Company this 5th day of January, 2000.

                 MORTGAGE BANKERS HOLDING CORP.



/s/ Timothy E. Smail                         /s/ Kevin P. Maloney
-------------------------------              -------------------------------
Timothy E. Smail, Treasurer                  Kevin P. Maloney, President

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                         MORTGAGE BANKERS HOLDING CORP.

WE THE UNDERSIGNED, Timothy B. Smail, Kevin P. Maloney, being respectively the treasurer and president of Mortgage Bankers Holding Corp. hereby certify:

     1. A Certificate of amendment of the certificate of incorporation of said corporation was filed November 15, 1996 under the name Mortgage Bankers Holding Corp.

     2.  The name of the corporation is National Institute Companies of America

     3. The certificate of incorporation is amended to read as follows: The name of the corporation is National Institute Companies of America, Inc. (NICA).

     4.  The amendment was authorized in the following manner:

By resolution of the Board of Directors of Mortgage Bankers Holding Corp, dated January 5th, 2000, ratified, signed, and accepted unanimously by consent of the Board of Directors Timothy E. Smail, Treasurer and Kevin P. Maloney, President.

IN WITNESS WHEREOF, we have signed this certificate on the 5th day of January 2000, we affirm the statements contained therein as true under penalties of perjury.



                                              ---------------------------------
                                              Timothy E. Smail, Treasurer


                                              /s/ Kevin P. Maloney
                                              ----------------------------------
                                              Kevin P. Maloney, President

                            CERTIFICATE OF AMENDMENT
                      OF THE CERTIFICATE OF INCORPORATION
                                       OF
                         MORTGAGE BANKERS HOLDING CORP.

                -------------------------------------------------
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                     *****

                  WE, THE UNDERSIGNED, Stephen D. Replin and Lee D. Weinstein, being respectively the president and the secretary, treasurer of Regatta Group, Ltd. hereby certify:

                  1.  The name of the corporation is MORTGAGE BANKERS HOLDING
                      CORP.

                  2. The certificate of incorporation of said corporation was filed by the Department Of State on the 15th day of March, 1995, under the name of Regatta Group, Ltd.

                        3 (a) The certificate of incorporation is amended to:
              increase the number of common shares the corporation has the authority to issue from 5,000,000 at a par value of $.0001 per share to 50,000,000 con~non shares at a par value of $.0001 per share.

                        (b) To increase the number of preferred stock the
              corporation has the authority to issue from 500,000 at a par value of $.0001 per share to 5,000,000 at a par value of $.0001 per share.

                        (c) The certificate of incorporation is amended to read
              as follows:

                     The authorized capital stock of the corporation shall
              consist of 50,000,000 shares of common stock at a par value of $.0001 per share and 5,000,000 shares of preferred stock with a par value of $.0001 per share.

                  4.  The amendment was authorized in the following manner:

                      (a) By a unanimous written consent of the board of directors, followed by the vote of a majority of all the outstanding shares entitled to vote.


                  IN WITNESS WHEREOF, WE HAVE SIGNED THIS CERTIFICATE ON THE 15TH DAY-OF MARCH, 1996 AND WE AFFIRM THE STATEMENTS CONTAINED THEREIN AS TRUE UNDER PENALTIES OF PERJURY.



                                          /s/ Stephen D. Replin
                                          ------------------------------------
                                              Stephen D. Replin
                                              President




                                         /s/ Lee D. Weinstein
                                         -------------------------------------
                                             Lee D. Weinstein
                                             Secretary/Treasurer

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         MORTGAGE BANKERS HOLDING CORP.
                         (FORMERLY REGATTA GROUP, LTD.)


                                    ARTICLE I

                                      NAME

                  The name of the Corporation is Mortgage Bankers Holding Corp. The name under which the Corporation was originally incorporated was "Regatta Group, Ltd."

                                   ARTICLE II

                                    DURATION

                  The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III

                                     PURPOSE

                  The purpose for which the Corporation is organized is to transact any of all lawful business for which corporations may be incorporated pursuant to the New York Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  4.1 AUTHORIZED CAPITAL

                  The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

                  4.2 ISSUANCE OF COMMON AND PREFERRED STOCK IN SERIES

                  The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting power, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors.

                  4.2.1 AUTHORITY OF THE BOARD OF DIRECTORS

                  Authority is hereby expressly granted to the board of directors, subject to the limitations prescribed by law, to authorize the issue of one or more series of Common Stock and Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number of shares of such series, the voting powers, full or limited, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                  (a) The number of shares of such series;

                  (b) The designation of such series;

                  (c) The dividends of such series, the conditions and dates upon which such dividends shall be paid and the relative rights and preferences such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

                  (d) Whether the shares of such series shall be subject to redemption and, if so, the times, prices, rates, adjustments and other terms and conditions of such redemption;

                  (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation and, if provisions be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

                  (h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

                  (i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the corporation; and

                  (j) The extent, if any, to which any committee of the board of directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution and distribution of assets of the corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the corporation or any other series of the same, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

                  4.2.2 DIVIDENDS

                  Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of the corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the board of directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the board of directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

                  4.2.3 VOTING

                  To the extent provided herein or by resolution or resolutions of the board of directors providing for the issue of a class or series of Common Stock or Preferred Stock, the holders of each such class or series shall have the right to vote for the election of members of the board of directors of the corporation and the right to vote on all other matters, except those matters as to which New York law or these Articles provide for a separate vote.

                  4.2.4 Issuance of Shares

                  The corporation may from time to time issue any authorized and unissued shares of Common Stock or Preferred Stock for such consideration as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefor to be received by the corporation in cash, property, services or such other consideration as is approved by the board of directors. Any and all such shares of Common Stock or Preferred Stock, the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

                      INCLUSIVE IN MBHC ARTICLES AND BYLAWS

                  4.3 DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

                      4.3.1 DESIGNATIONS

                      The series of Series A Convertible Preferred Stock, consisting of 2,000,000 shares, authorized herein, shall be designated herein as the "Series A Preferred Stock." The powers, preferences and rights, and the qualifications, limitations, and restrictions of the Series A Preferred Stock are as follows:

                      4.3.2 DIVIDENDS

                      Dividends shall be declared and set aside for any shares of the Series A Preferred Stock only upon resolution of the board of directors; provided, that the holders of record of outstanding shares of the Series A Preferred Stock shall not be entitled to receive any preference over any class of stock of the corporation.

                      4.3.3 LIQUIDATION RIGHTS

                      Upon the voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the assets of corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

                      (a) General. The holders of Series A Preferred Stock shall be entitled to a liquidation preference in the amount of $1.00 per share of Series A Common Stock over the holders of the corporation's Common Stock.

                      (b) Treatment of Sales of Assets or Acquisitions. The sale and of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or of its affiliates, shall be regarded as a liquidation within the meaning of this Section 4.3.3; provided, however, that each holder of Series A Preferred Stock or other shares of convertible preferred stock of the corporation shall have the right to elect the benefits of the provisions of Section 4.3.5 or other applicable conversion provisions; and provided, further that this provision shall not apply if (i) the shareholders of the corporation immediately prior to such consolidation, merger or sale of assets will own a majority of the outstanding share of the surviving corporation, or (ii) the consent or vote by holders of at least 66-2/3% of Series A Preferred Stock then outstanding that such consolidation, merger, or sale shall not be regarded as a liquidation within the meaning of this Section 4.3.3.

                      (c) Distributions Other Than Cash. Whenever the distribution provided for in this Section 4.3.3 shall be payable in property other than cash, the value of such distribution shall be fair market value of such property as determined in good faith by the board of directors

                      4.3.4 VOTING POWER

                      Each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to one (1) vote for each whole share of Common stock into which such holder's shares of Series A Preferred Stock could be converted at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be at a meeting. (Except as otherwise expressly provided by New York Law, the holders of shares of Series A Preferred Stock, any other series of Preferred Stock, and Common Stock shall vote together as a single class on all matters.)

                      4.3.5 CONVERSION RIGHTS


                      The holders of the Series A Preferred Stock shall have the following rights with respect of to the conversion of Series A Preferred Stock into shares of Common Stock:

                      (a) General.

                          (i) Voluntary Conversion. Shares of the Series A
Preferred Stock may, at the option of the holder, be converted at any time, after two years from the date of issuance, into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying ten (10) by the number of shares of Series A Preferred Stock being converted, and in accordance with all terms and conditions of the "Preferred Stock Standstill Agreement" attached herein.

                          (ii) Mandatory Conversion. Each share of Series A
Preferred Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock, into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to Section 4.3.5(a)(i) (the "Series A Conversion Rate") upon the earlier of, (A) immediately prior to the closing of a firmly underwritten, public offering by the corporation of its Common Stock, registered under the Securities Act of 1933, as amended, or (B) upon the demand of the corporation upon thirty (30) day's written notice in accordance with the "Standstill Agreement."

                      (b) Adjustments to Conversion Rate.

                          (i) Extraordinary Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Preferred Stock, the Series A Conversion Rate shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Rate by a fraction, the o numerator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Stock Event, and the product so obtained shall thereafter be the Series A Conversion Rate. The Series A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                          "Extraordinary Common Stock Event" shall mean (i) the
issuance of the additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number shares of Common Stock

                      (c) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the corporation, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 4.3 .5(d)(i),) then and in each such event the holders of each share of Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or change, all subject to adjustment as provided herein.

                      (d) Exercise of Conversion Privilege To exercise its conversion privilege, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and shall give written notice to the corporation at that office that such holder o elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation or in blank. The date when such written notice is received by the corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being















F.

converted, shall be the "Series A Conversion Date." As promptly as practicable after the Series A Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this
Section 4.3.5, cash in the amount of all declared and unpaid dividends on such shares of Series A Preferred Stock up to and including the Series A Conversion Date. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have the holder or holders of record of the shares of Common Stock represented thereby.

                      (e) Cash in Lieu of Fractional Shares. No fractional shares of Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. but the corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the board of directors) at close of business on the Series A Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of be Series A Preferred Stock being converted.

                      (f) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Preferred Stock that were not converted.

                      (g) Reservation of Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                      (h) No impairment. The corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                      4.3.6 REISSUANCE OF STOCK

                      No share or shares of Series A Preferred Stock redeemed, converted, purchased, or otherwise acquired by the corporation shall be reissued, and all such shares shall canceled, retired, and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series Preferred Stock accordingly.

                      4.3.7 REDEMPTION

                      The corporation shall not have the right to call for redemption of all or any part of the Series A Preferred Stock. However, the corporation shall have the right to purchase shares of Series A Preferred

Stock pursuant to agreements within the holders thereof when such purchases are approved by the board of directors.

                                    ARTICLE V

         PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF CAPITAL STOCK

                  No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

                  1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or A payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

                  2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

                  3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

                  (b) The designations, powers, rights, preferences, qualifications, restrictions, and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the New York Business Corporation Law.

                  (c) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

                      2. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

                      3. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

                      4. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received or to be received from any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                   ARTICLE VI

                               CORPORATION OFFICE

                  The office of the Corporation is to be located in the county of Allegheny, Commonwealth of Pennsylvania.

                                   ARTICLE VII

                  The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him is:

                           4939 Buttermilk Hollow Road
                             West Mifflin, PA 15122

                                  ARTICLE VIII

                                    DIRECTORS

                  The affairs of the Corporation shall be governed by a board of directors, who shall be elected in accordance with the By-laws of the Corporation. The number of directors shall be fixed by or in the manner provided in the By-laws of the Corporation, as may be amended from time to time.

                                   ARTICLE IX

            TRANSACTIONS WITH DIRECTORS AND OTHER INTERESTED PARTIES

                  No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or any be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he/she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into of such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested.

                                    ARTICLE X

              LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

                  No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders of monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the New York Business Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

                  No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

                  The word "director" shall include at least the following, unless limited by New York law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by New York law, the word "director" shall also include the heirs and personal representatives of all directors.

                  This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the New York Business Corporation Law, or any successor provision.

CT CORPORATION SYSTEM

[CT LETTERHEAD]

November 27, 1996



Ray Sobieralski
Mortgage Bankers Holding Corp.
4939 Buttermilk Hollow Road
West Mifflin PA 15122

Re:     Mortgage Bankers Holding Corp.
        Order #: 609008

Dear Ray:

As requested, the amendment for the above named company was filed in the state of New York on November 15, 1996. Evidence of the filing is enclosed.

As always, please contact me with any questions.

Very truly yours,


/s/ Marcey L. Privett

Marcey L. Privett
customer Specialist

/mlp

Enclosure

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MORTGAGE BANKERS HOLDING CORP

                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW








MORTGAGE BANKERS CORP
4939 BUTTERMILK HOLLOW ROAD
WEST MIFFLIN, PA 15122

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                               REGATTA GROUP, LTD.

--------------------------------------------------------------------------------
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         WE, THE UNDERSIGNED, Raymond P. Sobieralski and Mark R. Sullivan, being respectively the Chairman of the Board / President and the Secretary Regatta Group, Ltd. hereby certify:

         1. The name of the Corporation is Regatta Group, Ltd.

         2. The certificate of the incorporation of said corporation was filed by the Department of State on the Fifteenth (15) day of March, 1995.

         3. (a) The certificate of incorporation is amended to reflect the name change of the corporation and the amendments of the sections below listed of the corporation.

            (b) To effect the foregoing, ARTICLE I, shall be amended to read; The name of the Corporation is Mortgage Bankers Holding Corp.

            (c) ARTICLE IV is amended to effectuate a reverse stock split of the capital stock namely the common stock and the preferred stock. ARTICLE IV, prior to the submission of this amendment reads as follows:
                The authorized capital stock of the corporation shall consist of 50,000,000 shares of common stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share.

            (d) To effect the foregoing ARTICLE IV shall be amended to read;
                The authorized capital stock of the corporation shall consist of 5,000,000 shares of common stock with a par value of $0.0001 per share and 500,000 shares of preferred stock with a par value of $0.0001 per share.

            (e) ARTICLE VII, which relates to the service of process address is amended as follows: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: 4939 BUTTERMILK HOLLOW ROAD,
                                     WEST MIFFLIN, PA 15122

         4. The amendments were authorized in the following manner:

            (a) by unanimous written consent of the board of directors followed by;

            (b) By the vote of a majority of all outstanding shares entitled to vote at a special meeting of the shareholders which was held July 31, 1996 at 10:00 am EST in Pittsburgh, Pennsylvania.


IN WITNESS WHEREOF, we have signed this certificate on the First (1) day of August, 1996 and we affirm the statements contained therein as true under penalties of perjury.



                                    /s/ Raymond P. Sobieralski
                                    ---------------------------
                                    Signature

                               By:  Raymond P. Sobieralski
                               Its: Chairman of the Board, President

(seal)


                                    /s/ Mark R. Sullivan
                                    ---------------------------
                                    Signature

                               By:  Mark R. Sullivan
                               Its: Secretary

STATE OF NEW YORK } SS:
DEPARTMENT OF STATE

I hereby certify, that the certificate of Incorporation of NATIONAL INSTITUTE COMPANIES OF AMERICA, INC. was filed on 03/15/1995, under the name of REGATTA GROUP, LTD., with perpetual duration, and that a diligent examination has been made of the Corporate index for documents filed with this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is a subsisting corporation.

A Certificate of Amendment REGATTA GROUP, LTD., changing its name to MORTGAGE BANKERS HOLDING CORP., was filed 10/17/1996.

A Certificate of Amendment MORTGAGE BANKERS HOLDING CORP., changing its name to NATIONAL INSTITUTE COMPANIES OF AMERICA, INC., was filed 03/03/2000.

The Biennial Statement is past due.



                                             ***

       [STATE OF NEW YORK SEAL]              Witness my hand and the
                                             official seal of the
                                             Department of State at the
                                             City of Albany, this 24th day
                                             of March two thousand.


                                             /s/ ?????????????


                                             Special Deputy Secretary of State

STATE OF NEW YORK } SS:
DEPARTMENT OF STATE


I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.


WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON MAR 24, 2000



     [STATE OF NEW YORK SEAL]


                                             /s/ ?????????????


                                             Special Deputy Secretary of State


DOS-1266 (5/96)

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF



                         Mortgage Bankers Holding Corp.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW.

--------------------------------------------------------------------------------




        1. The name of the corporation is Mortgage Bankers Holding Corp.

    2. The certificate of Incorporation of said corporation was flIed by the

               Department of State on the 15tH day of March, l995.

                3. The certificate of Incorporation is amended to

                       Change the name of the corporation.

                      To effect the foregoing Article One:

                       First: The name of the company is:

                  National Institute Companies of America, Inc.

        4. The amendment(s) was/were authorized in the following manner:

                      Board of Directors and Shareholders.


                                             /s/ KEVIN P. MALONEY
                                             ---------------------------------
                                             KEVIN P. MALONEY, PRESIDENT

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MORTGAGE BANKERS HOLDING CORP

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW








                 National Institute Companies of America, Inc.
                               55 S. Main Street
                                   2nd Floor
                              Washington, PA 15301

CT CORPORATION SYSTEM

[CT LETTERHEAD]

March 28, 2000



Kevin P. Maloney
National Institute Companies Of America, Inc.
55 S. Main Street
2nd Floor
Washington PA 15301

Re: National Institute Companies of America, Inc.
    ORDER#:  2130508

Dear Kevin:

As requested, attached is one Good Standing Certificate and one certified copy of the name change amendment as released by the New York Department of State.

If you have any questions, please feel free to contact me.

Very truly yours,

/s/ Marcey L. Smith

Marcey L. Smith
Customer Specialist

/mls

Enclosure